FIRST AMENDMENT TO FUND OF FUNDS INVESTMENT AGREEMENT

This First Amendment to Fund of Funds Investment Agreement (the "Amendment"), dated as of May 16, 2022, is made among Advanced Series Trust, The Prudential Series Fund, Prudential Investment Portfolios 3 and Prudential Investment Portfolios 16 (each referred to as the "Acquiring Fund Trust"), on behalf of their series listed on Schedule A, severally and not jointly (each, the "Acquiring Fund"), and The Select Sector SPDR Trust, on behalf of each of its series listed on Schedule B, severally and not jointly, severally and not jointly (each, the "Acquired Fund" and together with the Acquiring Funds, the "Funds").

WHEREAS, Advanced Series Trust and The Prudential Series Fund and each Acquired Fund are parties to the Fund of Funds Investment Agreement (the "Agreement") dated January 19, 2022; and

WHEREAS, each Acquiring Fund Trust and each Acquired Fund desire to amend the Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and mutual considerations contained herein, and intending to be legally bound hereby, the Acquiring Fund Trusts and the Acquired Funds agree as follows:

1.Each Acquiring Fund Trust that is not already a party to the Agreement is hereby added as a party to the Agreement and the defined term "Trust" shall be amended to refer to each Acquiring Fund Trust.

2.Schedule A to the Agreement is hereby replaced in its entirety with the Schedule A attached hereto.

3.All terms used and not otherwise defined herein shall have the same meaning ascribed to them in the Agreement between the parties hereto.

4.All other terms, conditions, provisions and sections of the Agreement shall remain in full force and effect.

5.This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Agreed and acknowledged:

THE SELECT SECTOR SPDR TRUST

(on behalf of each of its series listed on Schedule B, severally and not jointly)

By: /s/ Ann M. Carpenter

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Name: Ann M. Carpenter

Title: Deputy Treasurer

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THE FOLLOWING ACQUIRING FUND REGISTRANTS LISTED ON SCHEDULE A HERETO, EACH ON BEHALF OF ITS APPLICABLE SERIES, SEVERALLY NOT JOINTLY

Prudential Investment Portfolios 3

Prudential Investment Portfolios 16

By: /s/ Scott E. Benjamin

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Name: Scott E. Benjamin

Title: Vice President

Advanced Series Trust

The Prudential Series Fund

(each on behalf of their series listed on Schedule A, severally and not jointly)

By: /s/ Timothy S. Cronin

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Name: Timothy S. Cronin

Title: President and Principal Executive Officer

SCHEDULE A

List of Acquiring Fund(s) to Which the Agreement Applies

Acquiring Funds

Registrant: Advanced Series Trust

Series: AST Academic Strategies Asset Allocation Portfolio

Registrant: Advanced Series Trust

Series: AST Advanced Strategies Portfolio

Registrant: Advanced Series Trust

Series: AST Balanced Asset Allocation Portfolio

Registrant: Advanced Series Trust

Series: AST Capital Growth Asset Allocation Portfolio

Registrant: Advanced Series Trust

Series: AST Preservation Asset Allocation Portfolio

Registrant: Advanced Series Trust

Series: AST Prudential Flexible Multi-Strategy Portfolio

Registrant: Advanced Series Trust

Series: AST Prudential Growth Allocation Portfolio

Registrant: The Prudential Series Fund

Series: PSF Stock Index Portfolio (all classes)

Registrant: Prudential Investment Portfolios 3

Series: PGIM Real Assets Fund (added 5/16/2022)

Registrant: Prudential Investment Portfolios 16

Series: PGIM Income Builder Fund (added 5/16/2022)